Exhibit 99.1

Company Contact: Donald R. Peck, CFO 617-638-2000	Fleishman-Hillard Jeremy Skule — Investor Relations 212-453-2245 Eli Neusner — Media Relations 617-692-0531

FOR IMMEDIATE RELEASE

FIRST MARBLEHEAD ANNOUNCES FOURTH QUARTER
AND FULL YEAR FISCAL 2006 RESULTS

— Fourth Quarter Earnings Per Share Increase 72% —

— Loan Facilitation Volume Growth Continues to Accelerate —

— Execution Continues to Drive Growth —

BOSTON, MA, August 10, 2006 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for its fourth quarter of fiscal 2006 and for the fiscal year ended June 30, 2006.

Total service revenues for the fourth quarter of fiscal 2006 increased to $148.8 million, up 24% from $120.2 million in the fourth quarter of fiscal 2005. During the fourth quarter of fiscal 2006, the Company facilitated the securitization of $756 million of private student loans, which generated $115.4 million of service revenues.  During the same fiscal quarter last year, the Company facilitated the securitization of $740 million of private student loans, which generated $90.5 million of service revenues.

Net income rose to $70.8 million, or $1.12 per diluted share, in the fourth quarter of fiscal 2006, an increase of 65% in net income and 72% in diluted earnings per share.  In its fourth quarter of last fiscal year, the Company reported net income of $43.0 million, or $.65 per diluted share.

Total service revenues for the fiscal year ended June 30, 2006 increased 35% to $563.6 million from $418.0 million in the same prior-year period, as securitization volumes and yields improved between the periods.

First Marblehead’s full year operating margins continued to grow.  Operating income for fiscal 2006 increased to $375.8 million, or 67% of revenue, compared to operating income of $273.8 million, or 66% of revenue last year.

During the fourth quarter of fiscal 2006, the Company adopted tax allocation strategies that resulted in a reduction of the Company’s effective tax rate for the fiscal year to approximately 38.5% in fiscal 2006 from 42.4% in fiscal 2005.

-more-

Net income for the fiscal year ended June 30, 2006 increased to $236.0 million, or $3.68 per diluted share, an increase of 48% in net income and 54% in diluted earnings per share.  For fiscal 2005, the Company reported net income of $159.7 million, or $2.39 per diluted share.

The volume of loans facilitated during the fourth quarter of fiscal 2006 that are available for securitization increased 51% to $569 million, compared with $376 million facilitated and available for securitization during the fourth quarter last fiscal year. The rolling twelve month volume of loans available for securitization increased 34% to $2.92 billion for the twelve months ended June 30, 2006, compared with $2.18 billion for the twelve months ended June 30, 2005.

“Fiscal year 2006 was one of the strongest years in First Marblehead’s history, as revenue, earnings and EPS all exceeded our expectations.  We continue to demonstrate that our team can consistently deliver strong operating results,” said Jack L. Kopnisky, First Marblehead’s President and Chief Executive Officer.  ”Looking forward, we are confident in our business model and believe a foundation is in place for significant growth into the future.”

First Marblehead will host a conference call today, Thursday, August 10, 2006 at 5:00 p.m. EST, which will be simultaneously broadcast live over the Internet.  Peter B. Tarr, Chairman and General Counsel, Jack L. Kopnisky, President and Chief Executive Officer, and Donald R. Peck, Executive Vice President and Chief Financial Officer, will host the call.  To access the webcast, please log on to: www.firstmarblehead.com.

A replay will be available on First Marblehead’s website for 14 days.  A telephone replay will also be available for 14 days by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering the pass code 33958976.

About The First Marblehead Corporation
First Marblehead provides outsourcing services for private, non-governmental education lending in the United States.  The Company helps meet the growing demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs tailored to meet the needs of their respective customers, students, employees and members.

Statements in this press release, including the tables, regarding First Marblehead’s future growth, securitization yields and tax rates, and the performance of securitization trusts, and any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon  our historical performance, the historical performance of the securitization trusts and on our plans, estimates and expectations as of August 10, 2006.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors, which may cause our actual financial results and securitization-related revenues to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: our success in structuring securitizations, the timing of our securitization activities, the estimates we make and the assumptions on which we rely in preparing our financial statements, any variance between the actual performance of securitization trusts and the key assumptions we have used to estimate the present value of additional structural advisory fees and residual revenues, our loan facilitation volumes, our relationships with key clients, and  the other factors set forth under the caption “Item 1A — Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2006.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio, including full or partial prepayments and prepayments as a result of loan consolidation activity, and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Income
For the Three Months and Fiscal Years Ended June 30, 2006 and 2005 (Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Fiscal years ended June 30,
	2006	2005	2006	2005
Service revenues:
Up-front structural advisory fees	$53,551	$48,116	$208,178	$168,166

Additional structural advisory fees:
From new securitizations	10,143	9,619	33,685	27,520
Trust updates	(162)	985	1,241	1,767
Total additional structural advisory fees	9,981	10,604	34,926	29,287

Residuals:
From new securitizations	51,660	32,785	177,309	121,187
Trust updates	2,643	4,158	28,239	17,593
Total residual revenues	54,303	36,943	205,548	138,780

Processing fees from TERI	28,294	23,653	106,072	78,200
Administrative and other fees	2,703	885	8,848	3,544
Total service revenues	148,832	120,201	563,572	417,977

Operating expenses:
Compensation and benefits	23,205	20,085	89,214	67,608

General and administrative expenses	25,635	24,866	98,593	76,568

Total operating expenses	48,840	44,951	187,807	144,176

Income from operations	99,992	75,250	375,765	273,801

Other income:
Total other income, net	1,230	1,122	7,989	3,288

Income before income tax expense	101,222	76,372	383,754	277,089

Income tax expense	30,402	33,324	147,794	117,424

Net income	$70,820	$43,048	$235,960	$159,665

Net income per share, basic	$1.12	$0.66	$3.71	$2.46

Net income per share, diluted	1.12	0.65	3.68	2.39

Cash dividends declared per share	0.12	—	0.48	—

Weighted average shares outstanding, basic	62,965	65,522	63,577	65,033

Weighted average shares outstanding, diluted	63,466	66,409	64,172	66,804

-more-

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
As of June 30, 2006 and 2005 (Unaudited)
(in thousands, except share data)

	June 30, 2006	June 30, 2005

Assets
Cash, cash equivalents and short-term investments	$142,961	$193,796
Service receivables:
Structural advisory fees	88,297	53,371
Residuals	452,823	247,275
Processing fees from TERI	10,447	8,944
	551,567	309,590

Property and equipment, net	36,743	39,095

Goodwill	3,176	3,176
Intangible assets, net	1,897	2,620
Prepaid income taxes	11,649	2,594
Prepaid expenses	17,272	4,163
Other assets	5,081	3,159
Total assets	$770,346	$558,193

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$34,430	$33,318
Net deferred income tax liability	144,240	84,208
Notes payable and capital lease obligations	13,326	17,410
Other liabilities	2,181	1,691
Total liabilities	194,177	136,627

Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	576,169	421,566
Total liabilities and stockholders’ equity	$770,346	$558,193

Note:   There were 63,042,725 and 64,899,824 shares of common stock outstanding at June 30, 2006 and June 30, 2005, respectively.

-more-

Appendix (A)

The First Marblehead Corporation and Subsidiaries
Loan Facilitation Metrics
(Dollars in Millions)

	6/30/2006	6/30/2005	% Increase (Decrease)
Q4 Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$473	$299	58%
School Channel Loans	91	72	27%
Private Label Loans	564	371	52%
GATE Loans	5	5	3%
Total Loan Facilitation Volume Available for Securitization	$569	$376	51%

Rolling Twelve Month Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$2,071	$1,582	31%
School Channel Loans	736	492	50%
Private Label Loans	2,807	2,074	35%
GATE Loans	113	105	7%
Total Loan Facilitation Volume Available for Securitization	$2,920	$2,179	34%

Q4 Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$8	$15	(48%)
School Channel Loans	45	48	(7%)
Total Loan Facilitation Volume Not Available for Securitization	$53	$63	(17%)

Rolling Twelve Month Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$42	$68	(39%)
School Channel Loans	401	414	(3%)
Total Loan Facilitation Volume Not Available for Securitization	$443	$482	(8%)

Percentage of Loans Available for Securitization
Q4	92%	86%
Rolling Twelve Month	87%	82%

-more-

The First Marblehead Corporation and Subsidiaries
Income Statement Metrics

Private Label Loans (1)
Approximate Securitization Yields by Marketing Channel

	Volume of Loans Securitized ($millions)	Up-front Structural Advisory Fees(2)	Additional Structural Advisory Fees(2)	Residual Revenue(2)	Total Revenue
Direct-to-Consumer

Q4 2006	$490 (89%)	8.8%	1.5%	8.0%	18.3%
Q4 2005	388 (84%)	9.3%	1.1%	6.5%	16.9%

School Channel

Q4 2006	$62 (11%)	5.8%	1.2%	3.2%	10.2%
Q4 2005	74 (16%)	4.5%	1.1%	2.6%	8.2%

Total (1)

Q4 2006	$552
Q4 2005	462

Blended Yield(3)

Q4 2006		8.4%	1.5%	7.5%	17.4%
Q4 2005		8.5%	1.1%	5.9%	15.5%

(1)    Private label loans do not include Guaranteed Access to Education, or GATE loans that were securitized in June 2006, nor do they include loans formerly held by Chela Funding II, LLC that were securitized in June 2006.

 (2)   Revenues are expressed as a percentage of the total principal and accrued interest of private label loans securitized in each channel at the date of securitization.

(3)    Blended yield represents securitization revenues as a percentage of the total principal and accrued interest of loans securitized for all marketing channels at the date of securitization.

Note:  These yields by marketing channel represent an allocation of revenues and costs based on various estimates and assumptions regarding the relative profitability of these loans, and should be read with caution.  Furthermore, these yields are dependent on a number of factors, including the mix of loans between marketing channels that are included in a particular securitization, the average life of loans, which can be impacted by the time of year that the loans are securitized and the relative mix of loans from students with various expected terms to graduation, the structure of, and prevailing market conditions at the time of a securitization, the marketing fees which our clients earn on loans we securitize for them, along with a number of other factors.  Therefore, readers are cautioned that the blended yields and yields by marketing channel above may not be indicative of yields that we may be able to achieve in future securitizations.

-more-

The First Marblehead Corporation and Subsidiaries
Operating Expense Metrics

	Operating expenses
	Expenses reimbursed by TERI			Expenses not reimbursed by TERI
	Compensation and benefits	General and administrative expenses	Subtotal operating expenses	Compensation and benefits	General and administrative expenses	Subtotal operating expenses	Total operating expenses
Three months ended June 30,
2006	$14,922	$13,266	$28,188	$8,283	$12,369	$20,652	$48,840
2005	12,598	10,921	23,519	7,487	13,945	21,432	44,951

Fiscal year ended June 30,
2006	$54,305	$51,276	$105,581	$34,909	$47,317	$82,226	$187,807
2005	40,016	37,945	77,961	27,592	38,623	66,215	144,176

Income Tax Expense Reconciliation

	Fiscal Year Ended June 30, 2006	Rate

Income tax expense, applying statutory tax rates	$158,161	41.2%

Effect of alternative tax strategies

Related to income earned in current year	(5,378)	(1.4%)

Related to income earned in prior years	(6,051)	(1.6%)

Total effect of change in tax strategies	(11,429)	(3.0%)

Permanent differences and other items	1,062	0.3%

Income tax expense, as reported	$147,794	38.5%

Note: During the fourth quarter of fiscal 2006, we adopted certain tax allocation strategies that changed the mix of tax rates applicable to income before income tax and allowed us to reduce our effective tax rate.  The impact of these strategies has resulted in an effective tax rate of 30.0% for the three-month period ended June 30, 2006 and 38.5% for the fiscal year ended June 30, 2006.  Adjustments to our effective tax rate had an impact on earnings per share for fiscal 2006 of approximately $.18 per share.

-more-

The First Marblehead Corporation and Subsidiaries
Balance Sheet Metrics
Roll-forward of Structural Advisory Fees and Residuals Receivable
(Dollars in Thousands)

	Three Months Ended June 30, 2006	Fiscal Year Ended June 30, 2006

Structural Advisory Fees Receivable

Beginning of period balance	$78,316	$53,371

Additions from new securitizations	10,143	33,685

Trust updates
Passage of time (present value accretion)	1,380	4,347
Other factors (See Note below)	(1,542)	(3,106)

Net accretion	(162)	1,241

End of period balance	$88,297	$88,297

Residuals Receivable

Beginning of period balance	$398,520	$247,275

Additions from new securitizations	51,660	177,309

Trust updates
Passage of time (present value accretion)	12,373	39,950
Other factors (See Note below)	(9,730)	(11,711)

Net accretion	2,643	28,239

End of period balance	$452,823	$452,823

Note: During the three months and fiscal year ended June 30, 2006, the 10-year U.S. Treasury rate, on which we base our present value discounting of structural advisory fees receivable, increased 31 and 120 basis points, respectively, and had a negative effect on their valuation.

Other factors affecting the valuation of structural advisory fees and residuals receivables include changes in the implied forward LIBOR curve, as well as any adjustments of assumptions we use in estimating the fair value of these receivables.  During the fourth quarter of fiscal 2006, loans in the securitization trusts experienced higher prepayment rates than we had estimated would occur during this period of time, which reduced the positive net accretion that comes from updating the carrying value of our structural advisory fees and residuals receivables for the passage of time.  We do not believe that it is necessary at this time to alter our assumptions regarding future prepayments that we use to estimate the fair value of these receivables.  We continue to monitor the performance of trust assets against our expectations, and will make such adjustments to our estimates as we believe are necessary to value properly our receivables balance at each balance sheet date.

######